UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 8, 2019

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURE

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Media Group, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on May 8, 2019. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the nine (9) nominees for directors was elected to serve a one (1) year term expiring at the Company’s 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Stuart W. Epperson	14,032,285	55,536,960	69,569,245	792,120	49,961	4,352,284
Mr. Edward G. Atsinger III	14,048,593	55,536,960	69,585,553	765,910	59,863	4,352,284
Mr. Richard A. Riddle	14,017,680	N/A	14,017,680	783,489	73,197	4,352,284
Mr. Jonathan Venverloh	13,973,740	55,536,960	69,510,700	828,249	72,377	4,352,284
Mr. James Keet Lewis	14,082,408	55,536,960	69,619,368	719,245	72,713	4,352,284
Mr. Eric H. Halvorson	14,161,101	N/A	14,161,101	656,572	56,693	4,352,284
Mr. Edward C. Atsinger	14,033,140	55,536,960	69,570,100	774,808	66,418	4,352,284
Mr. Stuart W. Epperson Jr.	14,023,799	55,536,960	69,560,759	792,151	58,416	4,352,284
Ms. Heather W. Grizzle	14,431,587	55,536,960	69,968,547	364,568	78,211	4,352,284

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Eric H. Halvorson were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other seven (7) nominees were elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Proposal to amend and restate the Company’s 1999 Stock Incentive Plan:

The proposal to amend and restate the Company’s 1999 Stock Incentive Plan was approved.

For:	67,631,846	*
Against:	2,708,354
Abstain:	71,126
Broker Non-Votes:	4,352,284

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

Proposal # 3 – Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm:

The proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public account firm was approved.

For:	74,234,472	*
Against:	300,786
Abstain:	228,352
Broker Non-Votes:	0

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

Proposal # 4 – Proposal of an advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K:

The proposal of an advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K was approved.

For:	68,688,296	*
Against:	1,639,878
Abstain:	83,152
Broker Non-Votes:	4,352,284

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

Proposal # 5 – Proposal of an advisory (non-binding) vote determining the frequency of future stockholders votes on executive compensation:

The proposal of an advisory (non-binding) vote determining the frequency of future stockholders votes on executive compensation was approved to take place every three (3) years.

1 Year:	2,714,626	*
2 Years:	97,698	*
3 Years:	67,521,592	*
Abstain:	77,410

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “1 Year” “2 Years” and “3 Years” columns of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares abstained from the vote.

No other matters were submitted for stockholder action at the 2019 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 14, 2019	By:	/s/ Evan D. Masyr
Evan D. Masyr
Executive Vice President & Chief Financial Officer